EXHIBIT 99.1

General Employment Enterprises, Inc., 184 Shuman Blvd., Suite 420, Naperville, IL  60563, (630) 954-0400

FOR IMMEDIATE RELEASE:	May 13, 2014

General Employment Enterprises, Inc. Enters into Letter of Intent to Acquire Established Synergistic Service Provider

NAPERVILLE, IL, May 13, 2014 - General Employment Enterprises, Inc. (NYSE MKT: JOB) (the "GEE" or “General Employment”) is pleased to announce that it has entered into a Letter of Intent to purchase an established, synergistic provider (the “Company”) of back office services for staffing companies, in a 100% stock transaction.

The Company is comprised of the following business units and services, which, post transaction, will augment GEE’s current staffing service offering significantly:

‐	PEO (Professional Employer Organization), BPO (Business Process Outsourcing) and HRO (Human Resources Outsourcing) which collectively provide Benefits Management/Administration, Payroll & Tax Processing, Risk Management, Human Resources, Technology, Insurance, Compliance Management, Payroll Financing and Group Purchasing to small-group businesses that are looking to benefit from larger scale, cooperative based pricing and efficiencies; and

‐	Private label back office enabling the administration and management of tax processing, workers compensation claims, unemployment claims, and payroll financing.

With over 12 years in the industry, the Company currently has 2,000 employees throughout 22 states on assignment at peak periods, 200 active and diverse end-user customers, more than 30 staffing professionals working in 10 locations, and a combined payroll of approximately $50 million throughout the United States.

Andrew Norstrud, Chief Executive Officer of General Employment Enterprises, commented, “This acquisition allows General Employment to quickly transition to an “All Encompassing Workforce Strategies Provider”. Their first class back office services, PEO, similar professional culture, and executive management team will be immediately accretive to the Company and help us achieve our expansion goals quicker than before via increased and diversified service offering, and revenue streams. In addition, providing an extension of our customer targets to include staffing companies as well as companies looking for traditional staffing services.”

Norstrud continued, “Moreover, integrating this acquisition now will enable easy on-boarding of new acquisitions and provide our sales organization additional products to sell to our current customer base. Post acquisition, General Employment’s consolidated Payroll is expected to be over $100,000,000.”

COMPANY:	General Employment Enterprises, Inc.

CONTACT:	Andrew J. Norstrud

Chief Executive Officer
Phone: (813) 769-3580
Fax: (630) 954-0595
E-mail: Andrew.norstrud@genp.com

Howard Gostfrand
Investor Relations
American Capital Ventures
Phone: (305) 918-7000
Email: info@amcapventures.com

About General Employment

General Employment Enterprises, Inc. is the successor to America’s first private employment agency, Engineering Agency.  Post-acquisition, the Company, together with its subsidiaries, will operate in four industry segments: professional staffing, light industrial staffing, staffing support and professional employment organization (PEO).

Forward-Looking Statements

The statements made in this press release that are not historical facts are forward-looking statements.  Such forward-looking statements often contain or are prefaced by words such as “will” and “expect.” As a result of a number of factors, the Company’s actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause the Company’s actual results to differ materially from those in the forward-looking statements include, without limitation, those factors set forth under the heading “Forward-Looking Statements” in the Company’s  annual report on Form 10-K for the fiscal year ended September 30, 2013, and in the Company’s other filings with the Securities and Exchange Commission.  The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.